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                                                                    Exhibit 99.1
                                  [INDUS LOGO]


FOR IMMEDIATE RELEASE

CONTACTS:
Indus International, Inc.                           Kalt Rosen & Co.
Jeff Babka, Chief Financial Officer                 Pierre Hirsch/Howard Kalt
800/650-8444                                        415/397-2686


              INDUS INTERNATIONAL SAYS IT WILL ATTAIN PROFITABILITY
                             FOR QUARTER JUST ENDED

            EARNINGS RELEASE AND CONFERENCE CALL SCHEDULED FOR MAY 6


ATLANTA, APRIL 19, 2004 - Indus International Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM)(TM) solutions, today raised its projections for fiscal fourth quarter revenue to between $38 million and $40 million, resulting in positive net income on a GAAP basis, within the guidance range previously provided. These projections include approximately $100,000 in transaction/integration expenses related to the Wishbone acquisition, and do not include any license revenue related to the Tokyo Electric Power Company (TEPCO) contract. The Company previously provided guidance on January 28, 2004, when it forecasted revenue in the range of $36 to $39 million and bottom-line ranging from net income of $1 million to a net loss of $1 million. In addition, the Company projects a March 31, 2004 cash balance of approximately $36 million.

"We closed 35 license deals in the March quarter totaling $6.8 million in new license orders -- close to a 45-percent increase over the quarter ended December 31, 2003, and the highest quarterly level since 2001," said Jeff Babka, Indus Chief Financial Officer.

Indus President and Chief Executive Officer Greg Dukat said, "We are pleased with the market's acceptance of our SDM solutions and the performance of our sales and marketing teams, which were largely responsible for driving our strong results this quarter. In addition, we completed development and made our initial shipment of PassPort Release 10.0 in March. We also are enthusiastic about performance from our newly acquired Wishbone Systems resource optimization products and services, with five sales made to existing Indus customers during the March quarter."


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               Indus Says It Will Attain Profitability for Quarter Ended, page 2


INVESTOR CONFERENCE CALL

Indus will release final audited quarterly and full-year results and provide future guidance via a press release after the close of regular trading on May 6, 2004, followed by a conference call and Webcast for all investors beginning at 5:00 p.m. (Eastern Time) the same day. Investors may access the conference call over the Internet via the Company's Website (http://investor.indus.com), or via telephone by dialing 973/409-9260. Those listening via the Internet should go to the site 10 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available through May 14 by dialing 877/519-4471 (international callers dial 973/341-3080) and entering reservation number 4697012, or by going to the Company's Website (http://investor.Indus.com).

Like most companies, Indus will be taking live questions from securities analysts and institutional portfolio managers, but the complete call is open to all interested parties on a listen-only basis. Furthermore, Indus will answer questions submitted by individual investors at any time prior to and during the call. Individual investors should send their questions via email to investorqa@indus.com.

ABOUT INDUS INTERNATIONAL

Indus is a leading provider of Service Delivery Management (SDM) solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients' profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries -- including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This press release contains statements, estimates or projections that are not historical in nature and that may constitute "forward-looking statements" as defined under U.S. federal securities laws. These statements include, but are not limited to, anticipated revenues and operating results for the quarter ending on March 31, 2004, and the Company's anticipated cash position for the March 2004 quarter. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that


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               Indus Says It Will Attain Profitability for Quarter Ended, page 3 could cause actual results to differ materially from our Company's historical experience and our expectations or projections. These risks include, but are not limited to, the successful integration of the acquisition of Wishbone Systems, including the challenges inherent in diverting the Company's management attention and resources from other strategic matters and from operational matters, the successful rationalization of the Wishbone business and products, ability to realize anticipated or any synergies or cost-savings from the acquisition, current market conditions for Indus' products and services, Indus' ability to achieve growth in its combined company offerings, Indus' ability to achieve projected revenues, gross margin, operating results and earnings, market acceptance and the success of Indus' products, the success of the Company's product development strategy, Indus' competitive position, the ability to enter into new partnership arrangements and to retain existing partnership arrangements, uncertainty relating to and the management of personnel changes, timely development and introduction of new products, releases and product enhancements, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect the Company's business, and other risks identified from time-to-time in the Company's SEC filings. Investors are advised to consult the Company's filings with the SEC, including its 2002 Annual Report on Form 10-K, as amended, and subsequent quarterly reports on Form 10-Q, for a further discussion of these and other risks.

Indus is a trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.


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